UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
(Amendment No. 1)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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VENTURA ASSETS LIMITED (Name of Registrant as Specified in its Charter)

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VENTURA ASSETS LIMITED
5190 N. Central Expressway, Suite 900
Dallas, Texas 75206-5141

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Ventura Assets Limited:

This Information Statement is furnished to holders of shares of Common Stock, without par value (the “Common Stock”) of Ventura Assets Limited (“Ventura,” “we,” “us” or the “Company”).  We are sending you this Information Statement to inform you that on October 12, 2011, the Board of Directors (the “Board”) of the Company unanimously adopted a resolution seeking stockholder approval to amend the Company’s Articles of Incorporation as follows (the “Proposed Amendments”):

1.	To change the name of the Company to “Bonamour, Inc.”; and

2.	To revise the terms upon which the Board may designate a class or series of preferred stock.

Thereafter, on October 12, 2011, the majority stockholder of the Company, which holds 90% of the issued and outstanding Common Stock (the “Consenting Stockholder”), adopted a resolution by written consent approving the Proposed Amendments to the Company’s Articles of Incorporation.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the Consenting Stockholder.  The Proposed Amendments will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders.  You are urged to read the Information Statement in its entirety for a description of the action taken by the Board and Consenting Stockholder.

This Information Statement is being mailed on or about October __, 2011 to stockholders of record on October 12, 2011 (the “Record Date”).

By order of the Board of Directors

/s/ Nathan Halsey
Nathan Halsey, Sole Director, President and Chief Executive Officer
Dallas, Texas
October __, 2011

VENTURA ASSETS LIMITED
5190 N. Central Expressway, Suite 900
Dallas, Texas 75206-5141

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) is being mailed on or about October__, 2011 to the holders of record at the close of business on October 12, 2011 (the “Record Date”), of the Common Stock, without par value (the “Common Stock”) of Ventura Assets Limited, a Colorado corporation (“Ventura,” “we,” “us” or the “Company”). The Information Statement relates to action taken by written consent of a certain Consenting Stockholder (described below) in lieu of a meeting to approve proposed amendments (“Proposed Amendments”) to Ventura’s Articles of Incorporation (the “Articles”), changing the name of the Company to “Bonamour, Inc.” and revising the terms upon which the Board of Directors (the “Board”) may designate a class or series of authorized preferred stock.

Bon Amour International, LLC, which owns 1,350,000 shares of our issued and outstanding Common Stock (the “Consenting Stockholder”) has executed a written consent approving the Proposed Amendments. The Consenting Stockholder held approximately 90% of the total issued and outstanding Common Stock of the Company on the Record Date, which was sufficient to approve the proposed action. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

Section 7-107-104 of the Colorado Business Corporation Act (the “CBCA”) generally provides that any action which may be taken at any meeting of stockholders may be taken without a meeting, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to Sections 7-110-103 and 7-107-206 of the CBCA, the votes cast favoring the action must exceed the votes opposing the action in order to amend the Articles. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as promptly as possible, the Company’s Board of Directors consented to the utilization of the procedures in Section 7-107-104 of the CBCA, and the Proposed Amendments were approved by the written consent of the Consenting Stockholder, which owns 90% of our outstanding Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate actions will become effective 20 days after the mailing of this Information Statement (the “20-day Period”). The 20-day Period is expected to conclude on or about November __, 2011.

The entire cost of furnishing this Information Statement will be borne by Ventura. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE THE PROPOSED AMENDMENTS

The Common Stock is the only class of voting securities of the Company outstanding. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders. As of the Record Date, there were 1,500,000 shares of Common Stock issued and outstanding.  For the approval of the Proposed Amendment, the consent of the holders of a majority of the Common Stock outstanding and entitled to vote at the Record Date, or 750,001 shares, was required for approval.

CONSENTING STOCKHOLDER

On October 12, 2011, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve the Proposed Amendments to the Company’s Articles to change the name of the Company to “Bonamour, Inc.” and revise the terms upon which the Board may designate a class or series of preferred stock.

On October 12, 2011, the Consenting Stockholder, which owns 1,350,000 shares of the Company’s issued and outstanding Common Stock (representing 90% of the issued and outstanding shares), consented in writing to the Proposed Amendments.

Pursuant to Section 14(c) of the Exchange Act, the Proposed Amendments to the Articles of Incorporation cannot become effective until the expiration of the 20-day Period.

The Company is not seeking any additional written consent from any stockholders and stockholders other than the Consenting Stockholder will not be given an opportunity to vote with respect to the Proposed Amendments. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under the CBCA to dissent or require a vote of all stockholders.

APPROVAL OF THE AMENDMENT OF ARTICLE I OF OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME

General

Our Board has approved an amendment to our Articles of Incorporation to change our name from “Ventura Assets Limited” to “Bonamour, Inc.”  The Consenting Stockholder has also approved this amendment.

The text of the amendment is set forth in the Amendment to the Articles of Incorporation of Ventura Assets Limited (the “Amendment”) attached to this Information Statement as Appendix A.

Reasons for Changing the Name of the Company

The name change is being effected because our Board believes that the new name will better reflect the planned business operations the Company is expected to commence.  Management is in the process of considering a new plan of operation that would include acquiring certain assets of Bon Amour International, LLC (“Bon Amour”) and conducting manufacture and distribution of Bon Amour branded products.

APPROVAL OF THE AMENDMENT TO ARTICLE IV OF OUR ARTICLES OF INCORPORATION TO REVISE THE TERMS UPON WHICH THE BOARD MAY DESIGNATE A CLASS OR SERIES OF PREFERRED STOCK

General

Our Board has unanimously approved a proposal to amend Article IV of our Articles to revise the terms upon which the Board may designate a class or series of authorized Preferred Stock. The Consenting Stockholder has also approved this amendment.

The text of the amendment, which removes and replaces Article IV - Capital Structure, Paragraph (B) “Series of Common or Preferred Stock” in its entirety, is set forth in the Amendment attached to this Information Statement as Appendix A.

The Board amended Article IV, Paragraph (B) to clarify the distinctions between the authorized Common and Preferred Stock of the Company and provide broader authority to the Board to designate rights with respect to authorized Preferred Stock. The Board believes the pre-amended Paragraph (B) could be interpreted to limit its ability to grant rights with respect to designated classes and series of Preferred Stock to those rights specifically referenced therein. The pre-amended Paragraph (B) states in part that, “All series of Preferred Stock shall be alike except that there may be variation as to the following: (1) Dividend rights; (2) the price, terms and conditions of redemption, which may be mandatory; (3) the amount payable per-share in the event of involuntary liquidation; (4) The amount payable per share in the event of voluntary liquidation; (5) Sinking fund provisions for the redemption of shares; and (6) The terms and conditions for conversion, which may be mandatory, if the shares of any series are issued with a privilege of conversion.” As amended, Paragraph (B) grants the Board broad and general authority to divide the class of Preferred Stock into series and to fix and determine the relative rights, preferences and limitations of the Preferred Stock of any such series to the full extent permitted by the Colorado Business Corporation Act, and does not limit the rights that may be granted to those specifically listed above.

As of the date of this Information Statement, the aggregate number of shares which the Company is authorized to issue is 500,000,000 shares of Common Stock, without par value, and 25,000,000 shares of Preferred Stock, without par value.  As amended by the Amendment, the shares of Common Stock will have unlimited voting power, subject to the voting rights of the shares of Preferred Stock established by the Board of the Company in accordance with the Articles and the CBCA. The shares of Common Stock shall have the right to receive the net assets of the Company upon dissolution, subject to the rights of the shares of Preferred Stock established by the Board in accordance with the Articles and the CBCA. The Board has the authority to divide the class of Preferred Stock into series and to fix and determine the relative rights, preferences and limitations of the shares of any such series to the full extent permitted by the CBCA.

In connection with the modified terms upon which the Board may designate a class or series of Preferred Stock, the Board also adopted resolutions that will go into effect upon the effective date of the Amendment creating a Series of Preferred Stock designated as Series A Preferred Stock. The text of the Certificate of Designation of Series A Preferred Stock of Bonamour, Inc. (the “Designation”), is attached to this Information Statement as Appendix B.  Ten Million (10,000,000)  shares of Preferred Stock of the Company are designated as "Series A Preferred Stock" (the "Series A Preferred Stock") under the Designation. The holders of shares of Series A Preferred Stock will be entitled to Twenty (20) votes for each share of Series A Preferred Stock held on any matters requiring a stockholder vote of the Company. Shares of Series A Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, pari passu with the Company’s Common Stock.

Reasons for Revising the Terms Upon which the Board may Designate a Class or Series of Authorized Preferred Stock

The Board of Directors believes it is necessary for us to issue Series A Preferred Stock in consideration of our acquisition of certain assets of Bon Amour in furtherance of our plans to manufacture and distribute Bon Amour branded products. It is currently anticipated that the Company will issue Ten Million (10,000,000) shares of Series A Preferred Stock with preferential voting rights (specifically, 20 votes for each share of Series A Preferred Stock held on any matters requiring a stockholder vote of the Corporation) in exchange for certain assets of Bon Amour. No further authorization for issuance of the Series A Preferred Stock will be solicited from the stockholders of the Company.

Except as described above, we have no current plans or arrangements regarding the issuance of Series A Preferred Stock.  The issuance of Series A Preferred Stock will dilute the voting rights of holders of Company Common Stock. In the event that all of the Series A Preferred Stock (10,000,000 shares) is issued, holders thereof will have the right to 200,000,000 votes as compared to 1,500,000 votes currently afforded the holders of issued and outstanding Common Stock. Due to the preferential voting rights afforded holders of Series A Preferred Stock, issuance thereof could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise.

The Amendment revising the terms upon which the Board may designate a class or series of authorized Preferred Stock will be effected by filing the Amendment with the Secretary of State of the State of Colorado and will be effective upon the expiration of the 20-day Period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about November __, 2011.  The Designation of the Series A Preferred Stock is expected to be filed and become effective upon the same day that the Amendment becomes effective.

FINANCIAL STATEMENTS

Incorporated by reference from the financial information provided under the headings “PART I – FINANCIAL INFORMATION, ITEM 1. FINANCIAL STATEMENTS” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed on August 22, 2011, and subsequently amended on August 29, 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Incorporated by reference from the financial information provided under the headings “PART I – FINANCIAL INFORMATION, ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed on August 22, 2011, and subsequently amended on August 29, 2011.

CHANGE IN CONTROL TRANSACTION

On December 30, 2010, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Halter Capital Corporation (“Halter Capital”) and Bon Amour, pursuant to which Bon Amour acquired 1,255,000 shares of Company common stock (representing approximately 83.6% of our issued and outstanding common stock) from Halter Capital for cash consideration of $370,000. The Stock Purchase Agreement acquisition transaction closed on January 6, 2011, and resulted in a change of control of the Company.  The Stock Purchase Agreement provided for the resignation of Kevin B. Halter Jr., our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director, and the appointment of Nathan W. Halsey as our sole director. Mr. Halsey was then appointed as the Company’s President, Chief Executive Officer, and Secretary effective January 27, 2011.

Bon Amour raised the cash consideration for the Stock Purchase Agreement through the issuance of debt instruments to 10 lenders (the “Bon Amour Loan”). The Bon Amour Loan is memorialized in a Note Purchase Agreement dated December 28, 2010 by and among Bonamour and Balkrishna Shagrith, Warren Hairford , Robert Barbier, The McIntosh Company, Lee Toyooka, Nancy Rooney, John Capps, Edward Fowles, Luke Keiser and Nathan Halsey (the “Bon Amour Lenders”) and Promissory Notes issued to the Bon Amour Lenders pursuant to the Note Purchase Agreement. The Promissory Notes bear interest at a rate of 10% per annum, matured on March 31, 2011 and are payable, at the option of Bon Amour, in cash or shares of Company Common Stock, valued at $0.10 per share (the “Share Value”). The Note Purchase Agreement provides that, in the event that Bon Amour satisfies its obligations under the Promissory Notes with Company Common Stock, the Bon Amour Lenders shall have the right to sell any such shares back to Bonamour at a price per share equal to three (3) times the Share Value (the “Lender Put Right”). The Lender Put Right became effective beginning on July 1, 2011 and remains effective until December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, the Company had 1,500,000 shares of Common Stock issued and outstanding.  There was no other class of voting security of the Company issued or outstanding as of the Record Date.

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock, with respect to each of our named directors and executive officers, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group. The address of each person is c/o Ventura Assets Limited, 5190 N. Central Expressway, Suite 900, Dallas, Texas 75206-5141.
Name and Address of Beneficial Owner	Title of Class	Amount of Beneficial Ownership	Percent of Class

Nathan W. Halsey (1) President, Chief Executive Officer, Secretary and Director	Common	1,350,000	90%

Bon Amour International, LLC	Common	1,350,000	90%

All Directors and Officers	Common	1,350,000	90%

(1)
By virtue of his relationship with Bon Amour International, LLC, as an equity holder and its sole Manager and officer, the shares of Common Stock owned by Bon Amour International, LLC may be deemed indirectly beneficially owned by Mr. Halsey.

DELIVERY OF SINGLE OR MULTIPLE SETS OF DOCUMENTS TO ONE HOUSEHOLD

We have adopted a procedure approved by the SEC known as “householding” that enables us to deliver only one copy of our annual report, information statements or proxy statements to certain stockholders of record who have the same address and last name, unless one or more of such stockholders notifies us that they would like to receive individual copies. Management believes householding will reduce our printing costs and postage fees. Nevertheless, if proxies are solicited, stockholders who participate in householding will receive separate proxy cards.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our annual report and/or proxy/information statements, and you would like to receive only a single copy of the annual report or proxy/information statements for your household, please contact Nathan Halsey at 5190 N. Central Expressway, Suite 900, Dallas, Texas 75206-5141, (214) 855-0808.

If you participate in householding and would like to receive a separate copy of our annual reports or proxy/information statements, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

INCORPORATION OF CERTAIN DOCUMENT BY REFERENCE

This Information Statement incorporates by reference the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed with the Securities and Exchange Commission (“SEC”) on August 22, 2011, and subsequently amended on August 29, 2011. The Form 10-Q contains important information about the Company and its financial condition. A copy of the Form 10-Q is being delivered to all stockholders along with this Information Statement.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nathan Halsey
Nathan Halsey
President and Chief Executive Officer

APPENDIX A

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
VENTURA ASSETS LIMITED

Pursuant to the provisions of Section 7-110-106 of the Colorado Business Corporation Act, Ventura Assets Limited, a Colorado corporation (the “Corporation”), files these Articles of Amendment of the Articles of Incorporation.

1. The name of the Corporation is Ventura Assets Limited.

2. Article I - Name of the Articles of Incorporation is hereby amended so as to read in its entirety as follows:

“The name of the Corporation is Bonamour, Inc.”

3. Article IV - Capital Structure, Paragraph (B) “Series of Common or Preferred Stock” of the Articles of Incorporation is hereby amended so as to read in its entirety as follows:

“(B) Series of Common or Preferred Stock. The shares of Common Stock shall have unlimited voting power, subject to the voting rights of the shares of Preferred Stock established by the Board of Directors of the Corporation in accordance with these Articles of Incorporation and the Colorado Business Corporation Act. The shares of Common Stock shall have the right to receive the net assets of the Corporation upon dissolution, subject to the rights of the shares of Preferred Stock established by the Board of Directors of the Corporation in accordance with these Articles of Incorporation and the Colorado Business Corporation Act. The Board of Directors of the Corporation shall have the authority to divide the class of Preferred Stock into series and to fix and determine the relative rights, preferences and limitations of the Preferred Stock of any such series to the full extent permitted by the Colorado Business Corporation Act.

The designation, relative rights, preferences and limitations of the Series A Preferred Stock of the Corporation are attached hereto as Exhibit A.”

4.           The foregoing amendments do not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

Dated effective as of November __, 2011.

Ventura Assets Limited

By: ________________________________
Nathan Halsey
President

Exhibit A

Certificate of Designation of
Series A Preferred Stock of
Bonamour, Inc.
__________________

Pursuant to Section 7-106-102 of the
Colorado Business Corporation Act
__________________

Bonamour, Inc.,   a   Colorado   corporation   (the "Corporation"), does hereby certify that, pursuant to the authority contained in its Articles of Incorporation (“Articles”), as amended, and in accordance with the provisions of Section 7-106-102 of the Colorado Business Corporation Act (the “CBCA”), the Corporation's Board of Directors has duly adopted the following  resolutions creating a Series of Preferred Stock designated as Series A Preferred Stock:

WHEREAS, the Articles, as amended on the date hereof, authorize the Board of Directors of the Corporation to designate and create a series of the Preferred  Stock, out of the Twenty-Five Million 25,000,000 shares of Preferred Stock so designated by the Articles;

NOW THEREFORE, BE IT RESOLVED, that the Corporation  hereby designates and creates a series of the authorized Preferred  Stock of the  Corporation, designated  as Series A Preferred Stock, as follows:

FIRST: that, of the Twenty-Five Million 25,000,000 shares of Preferred Stock, without par value ("Preferred Stock"),  authorized  to be issued by the  Corporation, Ten Million (10,000,000)  shares are hereby  designated  as  "Series A Preferred Stock."  The  rights, preferences and limitations granted to and imposed upon the Series A Preferred Stock are as set forth below:

Section 1.  Designation and Amount. Ten Million (10,000,000)  shares of Preferred Stock of the Corporation are hereby designated as "Series A Preferred Stock" (the "Series A Preferred Stock").

Section 2.  Voting Rights. The holders of shares of Series A Preferred Stock shall be entitled to Twenty (20) votes for each share of Series A Preferred Stock held on any matters requiring a stockholder vote of the Corporation.

Section 3.  Rank. Shares of Series A Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, pari passu with the Corporation's common stock, without par value (the "Common Stock").

Section 4.  Other Rights.  The shares of Series A Preferred Stock shall not have any rights, preferences, or limitations other than as set forth herein, in the Articles or as provided by applicable law.

SECOND:  That such  determination of the designation, rights,  preferences and limitations  relating  to the  Series A Preferred  Stock,  was duly  made by the  Board  of  Directors  pursuant to the provisions  of  the  Articles  of  the  Corporation, and in accordance  with the  provisions of Section 7-106-102 of the Colorado  Business Corporation Act.

      IN WITNESS WHEREOF, the Corporation has caused this Designation to be duly executed to be effective November __, 2011.

Bonamour, Inc.

By: ________________________________
Nathan Halsey
President

APPENDIX B

Certificate of Designation of
Series A Preferred Stock of
Bonamour, Inc.
__________________

Pursuant to Section 7-106-102 of the
Colorado Business Corporation Act
__________________

Bonamour, Inc.,   a   Colorado   corporation   (the "Corporation"), does hereby certify that, pursuant to the authority contained in its Articles of Incorporation (“Articles”), as amended, and in accordance with the provisions of Section 7-106-102 of the Colorado Business Corporation Act (the “CBCA”), the Corporation's Board of Directors has duly adopted the following  resolutions creating a Series of Preferred Stock designated as Series A Preferred Stock:

WHEREAS, the Articles, as amended on the date hereof, authorize the Board of Directors of the Corporation to designate and create a series of the Preferred  Stock, out of the Twenty-Five Million 25,000,000 shares of Preferred Stock so designated by the Articles;

NOW THEREFORE, BE IT RESOLVED, that the Corporation  hereby designates and creates a series of the authorized Preferred  Stock of the  Corporation, designated  as Series A Preferred Stock, as follows:

FIRST: that, of the Twenty-Five Million 25,000,000 shares of Preferred Stock, without par value ("Preferred Stock"),  authorized  to be issued by the  Corporation, Ten Million (10,000,000)  shares are hereby  designated  as  "Series A Preferred Stock."  The  rights, preferences and limitations granted to and imposed upon the Series A Preferred Stock are as set forth below:

Section 1.  Designation and Amount. Ten Million (10,000,000)  shares of Preferred Stock of the Corporation are hereby designated as "Series A Preferred Stock" (the "Series A Preferred Stock").

Section 2.  Voting Rights. The holders of shares of Series A Preferred Stock shall be entitled to Twenty (20) votes for each share of Series A Preferred Stock held on any matters requiring a stockholder vote of the Corporation.

Section 3.  Rank. Shares of Series A Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, pari passu with the Corporation's common stock, without par value (the "Common Stock").

Section 4.  Other Rights.  The shares of Series A Preferred Stock shall not have any rights, preferences, or limitations other than as set forth herein, in the Articles or as provided by applicable law.

SECOND:  That such  determination of the designation, rights,  preferences and limitations  relating  to the  Series A Preferred  Stock,  was duly  made by the  Board  of  Directors  pursuant to the provisions  of  the  Articles  of  the  Corporation, and in accordance  with the  provisions of Section 7-106-102 of the Colorado  Business Corporation Act.

      IN WITNESS WHEREOF, the Corporation has caused this Designation to be duly executed to be effective November __, 2011.

Ventura Assets Limited

By: ________________________________
Nathan Halsey
President